CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 105 to Registration Statement No. 2-75503 on Form N-1A of our report dated February 25, 2010, relating to the financial statements and financial highlights of Maxim Series Fund, Inc. (the “Fund”), including the Maxim Money Market Portfolio, Maxim Stock Index Portfolio, Maxim U.S. Government Mortgage Securities Portfolio (formerly Maxim U.S. Government Securities Portfolio), Maxim Bond Index Portfolio, Maxim Index 600 Portfolio, Maxim Putnam High Yield Bond Portfolio (formerly Maxim High Yield Bond Portfolio), Maxim Janus Large Cap Growth Portfolio, Maxim MFS® International Growth Portfolio, Maxim Federated Bond Portfolio, Maxim MFS International Value Portfolio (formerly Maxim Bernstein International Equity Portfolio), Maxim S&P 500® Index Portfolio, Maxim Small-Cap Value Portfolio, Maxim MidCap Value Portfolio, Maxim Ariel MidCap Value Portfolio, Maxim Ariel Small-Cap Value Portfolio, Maxim Loomis Sayles Small-Cap Value Portfolio, Maxim Loomis Sayles Bond Portfolio, Maxim T. Rowe Price Equity/Income Portfolio, Maxim Small-Cap Growth Portfolio, Maxim Invesco ADR Portfolio, Maxim Short Duration Bond Portfolio, Maxim T. Rowe Price MidCap Growth Portfolio, Maxim Global Bond Portfolio, Maxim Aggressive Profile I Portfolio, Maxim Moderately Aggressive Profile I Portfolio, Maxim Moderate Profile I Portfolio, Maxim Moderately Conservative Profile I Portfolio, Maxim Conservative Profile I Portfolio, Maxim Aggressive Profile II Portfolio, Maxim Moderately Aggressive Profile II Portfolio, Maxim Moderate Profile II Portfolio, Maxim Moderately Conservative Profile II Portfolio, Maxim Conservative Profile II Portfolio, appearing in the corresponding Annual Report on Forms N-CSR of the Fund for the year ended December 31, 2009, the Maxim Lifetime 2015 Portfolio I, Maxim Lifetime 2025 Portfolio I, Maxim Lifetime 2035 Portfolio I, Maxim Lifetime 2045 Portfolio I, Maxim Lifetime 2055 Portfolio I, Maxim Lifetime 2015 Portfolio II, Maxim Lifetime 2025 Portfolio II, Maxim Lifetime 2035 Portfolio II, Maxim Lifetime 2045 Portfolio II, Maxim Lifetime 2055 Portfolio II, Maxim Lifetime 2015 Portfolio III, Maxim Lifetime 2025 Portfolio III, Maxim Lifetime 2035 Portfolio III, Maxim Lifetime 2045 Portfolio III and Maxim Lifetime 2055 Portfolio III appearing in the corresponding Annual Report on Forms N-CSR of the Fund for the period from May 1, 2009 (inception) to December 31, 2009, the Maxim SecureFoundationSM Balanced Portfolio, Maxim SecureFoundationSM Lifetime 2015 Portfolio, Maxim SecureFoundationSM Lifetime 2025 Portfolio, Maxim SecureFoundationSM Lifetime 2035 Portfolio, Maxim SecureFoundationSM Lifetime 2045 Portfolio and Maxim SecureFoundationSM Lifetime 2055 Portfolio appearing in the corresponding Annual Report on Forms N-CSR of the Fund for the period from November 13, 2009 (inception) to December 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

April 28, 2010